Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of ProPhase Labs, Inc. and Subsidiaries on Form S-8 to be filed on or about December 1, 2021 of our report dated March 26, 2020, on our audit of the consolidated financial statements as of December 31, 2019 and for the year then ended, which report was included in the Annual Report on Form 10-K filed March 31, 2021.

/s/ EisnerAmper LLP
EISNERAMPER LLP
Iselin, New Jersey
December 1, 2021